Exhibit 10.4 – Form of Non-Qualified Stock Option Agreement

NON-QUALIFIED STOCK OPTION AGREEMENT
[Date]

[Recipient Name & Address]

Dear ____________,

I am pleased to inform you that you have been granted a Non-Qualified Stock Option to purchase __________ shares of Lee Enterprises, Incorporated Common Stock, $0.01 par value. You are receiving this award under the Company’s Amended and Restated 1990 Long-Term Incentive Plan (Effective October 1, 1999, as amended effective February 17, 2016), as presently written or later amended (the “Plan”), as outlined below.

SUMMARY OF AWARD

Granted To:

Grant Date:

Stock Option Award:

Option Price Per Share:	$_____________________	Total Cost to Exercise: $__________

Expiration Date:

Vesting Schedule:	______ on __________ or ____ % of the shares
______ on __________ or ____ % of the shares
______ on __________ or ____ % of the shares

LEE ENTERPRISES, INCORPORATED

By _________________________________

By clicking on the “I agree” box at the top of this electronic mail message, I acknowledge receipt of this Stock Option Award as of the Grant Date above, which has been issued to me under the terms and conditions of the Plan and as stated in this letter agreement. I further acknowledge I can obtain the Prospectus, including the Plan at http://www.lee.net/prospectus. I agree to all of the terms and conditions of this letter agreement and the Plan.

If an “I Agree” box does not appear at the top of this signature, your consent may be acknowledged by printing out this form, signing, dating
and faxing it to                                            at (___)                                .

Signature:  ____________________________                                                                                                Date: ____________________
                   [Name]

Note:             If there are any discrepancies in the name or address shown above, or if you are unable to access the Prospectus, please notify
at (___)                                .

SUMMARY OF ADDITIONAL TERMS OF AWARD

1.  Non-Qualified Stock Option Award.

(a) To the extent that this option is not exercised by you when it becomes initially exercisable, it will not expire but will be carried forward and will be exercisable at any time thereafter. However, this option will not be exercisable after the expiration of ten (10) years from the Grant Date and then this letter will automatically terminate. Also, this option is subject to and must comply with such limitations as may be prescribed by Section 422(d) of the Internal Revenue Code of 1986, as from time to time amended, and any implementing regulations.

(b) This option may be exercised in whole or from time to time in part, provided that no partial exercise may be for less than ten (10) full shares of the Company’s Common Stock or its equivalent. You must give written notice of election to exercise this option in whole or in part to the Company. When you have exercised this option in full before ten (10) years from the Grant Date, then this letter agreement will automatically terminate. If the option is being exercised by any person other than you, the notice must be accompanied by proof, satisfactory to the Company, of the right of such person to exercise the option. Such notice must state the number of shares with respect to which the option is being exercised and payment needs to be made three business days from stock purchase settlement period after the trade to repay the Company with a check or draft payable to the Company for the amount of the purchase price. Generally, upon receipt of the purchase price, the Company will instruct its transfer agent to (a) credit to an account established in your name the number of shares of the Company’s Common Stock issued upon exercise or (b) countersign and deliver to such other person exercising the option, a certificate for the number of shares purchased.

(c) This option may not be transferable and may not be encumbered or disposed of in whole or in part during your lifetime. During your lifetime this option may be exercised only by you. Upon your death any rights to the extent exercisable on the date of death may be exercised by your estate or by a person who acquires the right to exercise this option by bequest or inheritance or by reason of your death, provided that such exercise occurs within the remaining effective term of the option.

(d) On termination of your employment by reason of retirement under a retirement plan of the Company or any of its subsidiaries, you may at any time within a period of three (3) months after such termination exercise this option to the extent it was exercisable by you on the date of termination. As used in this option, “employment” means employment by the Company or any subsidiary of the Company as defined in Section 424(f) of the Internal Revenue Code, as from time to time amended, and any implementing regulations.

(e) On termination of your employment by reason of permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code, as from time to time amended, and any implementing regulations, you may at any time within a period of twelve (12) months after such termination exercise this option to the extent it was exercisable by you on the date of termination.

(f) On termination of your employment for any reason other than death, permanent and total disability or retirement, all rights to purchase shares under this option will automatically terminate on the thirtieth (30th) day after such cessation of employment.

(g) This option award includes the right to acquire an Accelerated Ownership Non-Qualified Stock Option (“AO”). If you pay all or part of the purchase price of the option with shares of the Company’s Common Stock held by you for at least one (1) year, then upon exercise of the option you will be granted the additional option to purchase, at the price per share equal to the Fair Market Value at the date of that later grant, the number of shares of the Company’s Common Stock equal to the number of whole shares of the Company’s Common Stock used by you in payment of the purchase price and the number of whole shares of the Company’s Common Stock, if any, withheld by the Company as payment for applicable withholding taxes. An AO may be exercised no earlier than one (1) year after its grant and no later than the date of expiration of this letter agreement.

(h) This option is subject to the requirement that, at any time the Board of Directors determines, in its discretion, that the listing, registration or qualification of the shares subject to this option on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this option or the issue or purchase of shares under this letter agreement, this option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

(i) If you are granted a leave of absence, the Company’s Executive Compensation Committee (the “Committee”) may agree to continue this option while you remain an employee of the Company or a subsidiary of the Company as it may deem equitable, except that in no event will the option be exercised after the expiration of ten (10) years from the Grant Date. Any provision for continuation of the exercise of an AO may not extend beyond the date of expiration of this letter agreement.

(j) The Plan is incorporated in this letter agreement by reference and is made a part of this letter agreement as if fully set forth in this letter agreement. The Plan will control if there is any conflict between the Plan and this letter agreement. Also, the Plan will control on such matters as are not contained in this letter agreement. Defined terms which are not given specific meaning in this letter agreement will have the meanings used in the Plan.

(k) Any dispute or disagreement which will arise under, as a result of, or in any way relate to the interpretation or construction of this letter agreement will be determined by the Committee. Any such determination made under this letter agreement will be final, binding and conclusive for all purposes.

2.  Change in Present Stock or Business Combination. If any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends occurs, the Committee will make such substitution or adjustment, if any, as it deems to be equitable (a) to accomplish fairly the purposes of the Plan, and (b) to preserve the intended benefits of the Plan to the Participants and the Company, as to the number or kind of shares of the Company’s Common Stock or other securities issued or reserved for issuance under the Plan. Upon the occurrence of a Business Combination, as defined in the Plan, which is the result of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries in which the Company is not the resulting entity, or a sale or other disposition of all or substantially all of the assets of the Company, then each Stock Option Award then-outstanding will be cancelled and substituted with a Replacement Award, as defined in the Plan, of equity in the acquiring entity.

3.  Change in Control. Notwithstanding any other provision of the Plan to the contrary, if a Change of Control, as defined in the Plan, is determined to have occurred, any stock options outstanding as of the date of such Change of Control which are not then exercisable and vested will not immediately vest, unless you are terminated from your employment with the Corporation within the Employment Period, as defined in the Plan, in which case such stock options will become fully exercisable and vested to the full extent of the original grant.

4.  Effect Upon Employment. Nothing contained in this letter agreement will restrict the right of the Company to terminate your employment at any time with or without cause.

5.  Notices. Each notice relating to this letter agreement must be in writing and delivered in person or by registered or certified mail, and if given to the Company, at its office, 201 N. Harrison Street, Suite 600, Davenport, Iowa 52801, attention of the Vice President-Human Resources. Notices given to you or other person or persons then entitled to exercise this award will be given at your last address given to the Company. Either party may change the address to which such notices are to be given by notice in writing to the other in accordance with the terms of this letter agreement.

6.  Governing Law. This letter agreement is governed by the laws of the State of Delaware.

7.  Successors in Interest. This letter agreement will inure to the benefit of and be binding on each successor and assign of the Company and your heirs, legatees and legal representatives.

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